                                                                    EXHIBIT 21.1

                          TRANSATLANTIC HOLDINGS, INC.
                           SUBSIDIARIES OF REGISTRANT

                                                                                                       % OF VOTING
                                                                                                       SECURITIES
                                                                                   JURISDICTION       OWNED BY ITS
                                                                                        OF              IMMEDIATE
     NAME OF CORPORATION                                                          INCORPORATION          PARENT
----------------------------------------------------------------------------  ----------------------  -------------
Transatlantic Reinsurance Company...........................................  New York, U.S.A.               100%
  Putnam Reinsurance Company................................................  New York, U.S.A.               100%*
  Trans Re Zurich...........................................................  Zurich, Switzerland            100%*
  Transatlantic Re (Argentina) S.A..........................................  Argentina                      100%*
  Transatlantic Re (Brasil) Ltda............................................  Brazil                         100%*

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* The common stock is owned 100% by Transatlantic Reinsurance Company.